Exhibit 10.2

ENCORE CAPITAL GROUP, INC.
NON-EMPLOYEE DIRECTOR
DEFERRED STOCK COMPENSATION PLAN

1.    Introduction.
1.1    Establishment. Encore Capital Group, Inc. (the “Company”) hereby establishes the Encore Capital Group Inc. Non-Employee Director Deferred Stock Compensation Plan (the “Plan”) for those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows Non-Employee Directors to defer the receipt of cash and equity-based compensation and to receive such deferred compensation in the form of Shares of Common Stock of the Company. It is intended that the provisions of the Plan conform to the requirements of Code Section 409A (as defined below), and the Plan will be interpreted in all respects in accordance with such requirements. Any references in the Plan to Code Section 409A include references to applicable guidance issued thereunder. Capitalized terms used in the Plan are defined in Section 2.
1.2    Purpose. The Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain qualified persons to serve as Non-Employee Directors and to promote ownership by Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such directors’ interests more closely with the interests of stockholders of the Company.
1.3    Approval Date and Effective Date. The Plan was adopted by the Board on the Approval Date, and is effective with respect to compensation earned by Non-Employee Directors on and after the Effective Date.
2.    Definitions.
2.1    “2013 Plan” means the Company’s 2013 Incentive Compensation Plan, as such plan may be amended, modified, or supplemented from time to time, and any successor to such plan.
2.2    “Affiliates” is defined in Section 2.26(e).
2.3    “Annual Meeting Date” means the date of the Company’s annual meeting of shareholders for a given calendar year.
2.4    “Approval Date” means May 11, 2016.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Code” means the Internal Revenue Code of 1986, as amended, including applicable regulations promulgated thereunder.
2.7    “Committee” means the Board, the Board’s Compensation Committee, or another committee appointed to administer the Plan under Section 4.
2.8    “Company” means Encore Capital Group Inc., a Delaware corporation, or any successor thereto.
2.9    “Compensation Guidelines” means the Company’s Non-Employee Director Compensation Program Guidelines, as the same may be amended, modified, supplemented or updated from time to time.
2.10    “Deferral Date” means the date any Director Compensation would otherwise have been paid, granted, or issued to the Participant.
2.11    “Deferral Election” means a written election to defer Director Compensation under the Plan.

Exhibit 10.2

2.12    “Director” means any individual who is a member of the Board.
2.13    “Director Compensation” means Fees and Equity Awards paid or granted to a Non-Employee Director pursuant to the Compensation Guidelines.
2.14    “Director Service Year” means the period beginning on a given Annual Meeting Date and ending on the date immediately preceding the next Annual Meeting Date. By way of example, if the Annual Meeting Date for 20XX is June 15, 20XX and the Annual Meeting Date for 20YY is June 16, 20YY, then the “Director Service Year” is the period beginning on June 15, 20XX and ending on June 15, 20YY.
2.15    “Effective Date” means June 1, 2016.
2.16    “Equity Award” means either a Stock Award or an RSU Award granted to a Non-Employee Director under the Compensation Guidelines.
2.17     “Fair Market Value” means:
(a)     if Shares are readily tradable on a national securities exchange or other market system, the closing price of a Share on the principal trading market for the Shares on the date of calculation (or on the last preceding trading date if Shares were not traded on such date), or
(b)     if Shares are not readily tradable on a national securities exchange or other market system:
(i)    the book value of a Share as of the last day of the last completed fiscal quarter preceding the date of calculation; or
(ii)    any other value as otherwise determined in good faith by the Board.
2.18    “Fees” means all or part of any retainer or meeting fees payable in cash to a Non-Employee Director in his or her capacity as a Director. Fees will not include any expenses paid directly by the Company or through reimbursement to a Non-Employee Director.
2.19    “Non-Employee Director” means a Director who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.
2.20    “Participant” means a Non-Employee Director who defers Director Compensation under Section 6 of the Plan.
2.21    “RSU Award” means an Equity Award granted to a Non-Employee Director under the 2013 Plan and the Compensation Guidelines in the form of restricted stock units.
2.22    “Shares” means shares of the Company’s Common Stock, par value $0.01 per share.
2.23    “Stock Award” shall mean an Equity Award granted to a Non-Employee Director under the 2013 Plan and the Compensation Guidelines in the form of Shares.
2.24    “Stock Units” means the credits to a Participant’s Stock Unit Account under Section 6 of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.
2.25    “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 6.5.
2.26    “Termination of Service” and references to a Non-Employee Director’s termination as a Director (including separation from service and other similar references) means termination of service as a Director for any reason, subject to the following:

Exhibit 10.2

(a)    The date of termination as a Director will not be delayed solely by reason of the Non-Employee Director continuing to be on the Company’s or an Affiliates’ payroll after such date.
(b)    The Director relationship will be treated as continuing intact while the Non-Employee Director is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).
(c)    The determination of a Non-Employee Director’s termination as a Director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).
(d)    If a Non-Employee Director performs services both as an employee of the Company or an Affiliate, and as a member of the Board of the Company or an Affiliate, the determination of whether termination of service as a Director will be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).
(e)    For purposes of this Section 2.26, the term “Affiliates” means all persons with whom the Company is considered to be a single employer under Code Section 414(b) and all persons with whom the Company would be considered a single employer under Code Section 414(c).
(f)    Notwithstanding the foregoing, a Director will not be deemed to have a “Termination of Service” unless that termination of service constitutes a “separation from service” as defined in Treas. Reg. §1.409A-1(h).
3.    Shares Available Under the Plan. All Shares to be distributed in settlement of Stock Unit Accounts under the Plan will be derived from Shares authorized for issuance pursuant to the 2013 Plan. Such Shares may include authorized but unissued Shares, treasury Shares, or Shares that have been reacquired by the Company.
4.    Administration. The Plan will be administered by the Board, the Board’s Compensation Committee, or such other committee as may be designated by the Board. The Committee will have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan and the 2013 Plan. Notwithstanding the foregoing, no Director who is a Participant under the Plan will participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.
5.    Eligibility. Each person who is a Non-Employee Director on a Deferral Date will be eligible to defer Director Compensation payable on such date in accordance with Section 6 of the Plan. If any Non-Employee Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director will continue as a Participant with respect to Director Compensation previously deferred, but will cease eligibility with respect to all future Director Compensation, if any, earned while an employee Director.
6.    Deferral Elections in Lieu of Director Compensation.
6.1    General Rule. Each Non-Employee Director may, in lieu of the receipt of Director Compensation, defer a portion or all of such Director Compensation in accordance with this Section 6, provided that such Non-Employee Director is eligible under Section 5 of the Plan to defer such Director Compensation at the date any such Director Compensation is otherwise payable. A Participant may elect to defer a percentage (of not less than 50% and in 5% increments up to 100%) of his or her Fees and/or Equity Awards.
6.2    Timing of Election. Individuals who are serving as Non-Employee Directors of the Company on or after the Approval Date and prior to the Effective Date may make a Deferral Election at any time prior

Exhibit 10.2

to the Effective Date. Each person who becomes a Non-Employee Director after the Effective Date may make a Deferral Election within 30 days after the date he or she first becomes eligible to participate in the Plan; however, the election shall only apply to Fees and/or Equity Awards earned after the date the election is made. A Non-Employee Director who does not make a Deferral Election when first eligible to do so may make a Deferral Election for any subsequent Director Service Year at any time before the first day of such subsequent Director Service Year.
6.3    Effect and Duration of Election.
(a)    A Participant’s Stock Unit Account will be settled by delivering to the Participant the number of Shares equal to the number of whole Stock Units then credited to the Participant’s Stock Unit Account at the time or times and in the manner set forth in Section 7. A Participant’s first Deferral Election filed under this Section 6 must specify the timing and the manner in which the Participant’s Stock Unit Account will be settled. A Participant’s election with respect to the timing and manner of distribution will apply with respect to his or her entire Stock Unit Account and cannot be changed. If a Participant fails to elect an alternative date on which his or her Stock Unit Account is to be settled, settlement will be made within ten (10) business days of the Participant’s Termination of Service. If a Participant fails to elect an alternative manner in which his or her Stock Unit Account is to be settled, payment will be made in one lump sum.
(b)    A Deferral Election with respect to the percentage of a Participant’s Director Compensation will apply to services performed by such Participant and Director Compensation payable to such Participant after the date such election is made and will be deemed to be continuing and applicable to all services performed and Director Compensation payable in subsequent Director Service Years, unless the Participant revokes or modifies such election by filing a new election form before the first day of any subsequent Director Service Year, effective for all services performed by such Participant and Director Compensation payable to such Participant on and after the first day of such subsequent Director Service Year.
6.4    Form of Election. A Deferral Election must be made in a manner satisfactory to the Committee. Generally, a Deferral Election must be made by completing and filing the specified election form with the Company within the period described in Section 6.2 or Section 6.3.
6.5    Establishment of Stock Unit Account. The Company will establish a Stock Unit Account for each Participant. All Director Compensation deferred pursuant to this Section 6 will be credited to the Participant’s Stock Unit Account as of the Deferral Date and converted to Stock Units, as follows:
(a)    The number of Stock Units credited to a Participant’s Stock Unit Account as of a Deferral Date with respect to any deferred Fees will equal the dollar amount of the deferred Fees divided by the Fair Market Value of one Share on such Deferral Date, rounded down to whole Shares (i.e., any fractional shares shall be disregarded).
(b)    The number of Stock Units credited to a Participant’s Stock Unit Account as of a Deferral Date with respect to any deferred Stock Awards will equal the number of Shares granted to the Participant as of the Deferral Date pursuant to such Stock Award.
(c)    The number of Stock Units credited to a Participant’s Stock Unit Account as of a Deferral Date with respect to any deferred RSU Awards will equal the number of Shares underlying such RSU Awards granted to the Participant as of the Deferral Date.
6.6    Crediting of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Participant will have credited to his or her Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant’s Stock Unit Account as of the close of business on the record date for such

Exhibit 10.2

dividend. Such dollar amount will then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.
7.    Settlement of Stock Units.
7.1    Timing and Form of Payment. Payment of a Participant’s Stock Unit Account balance will be settled by delivering to the Participant the number of Shares equal to the number of whole Stock Units then credited to the Participant’s Stock Unit Account. Based upon the Participant’s first Deferral Election filed under Section 6, but subject to the provisions of Sections 7.2, 7.4, and the other terms and conditions of the Plan, such Shares will be distributed (or will begin to be distributed) to the Participant as follows:

(a)    The Participant may elect to have his or her Shares distributed in either (i) one lump sum, or (ii) a series of annual installments over a period of five (5) years.
(b)    A Participant who elects to receive the distribution of his or her Stock Unit Account in one lump sum may elect (in accordance with Section 6) to receive such distribution either (i) within ten (10) business days after the date on which the Participant incurs a Termination of Service, or (ii) within ten (10) business days after the fifth (5th) anniversary of the Participant’s Termination of Service. Any fractional Stock Unit credited to a Participant’s Stock Unit Account at the time of the lump sum distribution will be paid in cash based upon the Fair Market Value of a corresponding fractional share at the time of such distribution.
(c)    A Participant who elects to receive the distribution of his or her Stock Unit Account in annual installments will receive the first such installment within ten (10) business days after the date on which the Participant incurs a Termination of Service, and will receive each subsequent installment within ten (10) business days of each subsequent anniversary of the date on which the Participant incurs a Termination of Service. The amount of each annual installment paid under this Section 7.1 will equal the result of dividing the Participant’s Stock Unit Account by the number of installments remaining immediately before the payment. Any fractional Stock Unit credited to a Participant’s Stock Unit Account at the time of the final annual installment distribution will be paid in cash based upon the Fair Market Value of a corresponding fractional share at the time of such distribution.
7.2    Payment Upon Death of a Participant. If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant’s Stock Unit Account will be paid, in a lump sum, as soon as administratively feasible (but not more than 30 calendar days) after the Company receives written notice of Participant’s death, to the beneficiary designated by the Participant under Section 9.
7.3    Continuation of Dividend Equivalents. If payment of Stock Units is made in annual installments pursuant to Section 7.1, the Participant’s Stock Unit Account will continue to be credited with dividend equivalents as provided in Section 6.6 until the entire balance of the Participant’s Stock Unit Account has been distributed.
7.4    Special Section 409A Rules. Notwithstanding any other provision of the Plan to the contrary, if (a) any payment hereunder is subject to Code Section 409A, if (b) such payment is to be paid on account of the Participant’s Termination of Service, and (c) the Participant is then a specified employee (within the meaning of Code Section 409A(a)(2)(B)), then such payment will be delayed until the first day of the seventh month following the Participant’s separation from service (or, if later, the date on which such payment is otherwise to be paid under the Plan). Any payment which is to be made as of the first day of the seventh month following separation from service will be made no later than 30 days after such date. In all cases, whether a Participant has incurred a Termination of Service or other separation from service for purposes

Exhibit 10.2

of the Plan will be determined in accordance with the requirements of Code Section 409A relating to separations from service by applying the applicable default provisions.
8.    Unfunded Status. The interest of each Participant in any Director Compensation deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) will be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units credited thereto, will at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. No money or other assets will be set aside for any Participant.
9.    Designation of Beneficiary. Each Participant may designate, on a form provided by the Company, one or more beneficiaries to receive payment of the Participant’s Stock Unit Account in the event of such Participant’s death. The Company may rely upon the beneficiary designation last filed with the Company, provided that such form was executed by the Participant or his or her legal representative and filed with the Company prior to the Participant’s death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment will be the Participant’s surviving spouse or, if there is no surviving spouse, the Participant’s estate.
10.    Adjustment Provisions. In the event any recapitalization, reorganization, merger, consolidation, spin-off combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of a Participant’s rights under the Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Section 7.
11.    General Provisions.
11.1    No Stockholder Rights Conferred. Except as set forth in Section 6.6, nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a stockholder of the Company (including the right to vote), unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Section 7.
11.2    Changes to the Plan. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan, subject to the requirements of Code Section 409A, without the consent of the Company’s stockholders or any Participant; provided that no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination.
11.3    Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations, and other obligations of the Company.
11.4    Limitations on Transferability. Stock Units and any other right under the Plan will not be transferable other than by descent and distribution (or to a designated beneficiary in the event of a Participant’s

Exhibit 10.2

death). Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered and will not be subject to the claims of creditors of any Participant.
11.5    Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.
11.6    Participants Subject to Foreign Laws. The Committee may adopt terms, conditions, rules, and procedures under the Plan that will be applicable to individual Non-Employee Directors who are subject to the tax and/or other laws of nations other than the United States, as determined by the Committee to be necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of the deferral of Director Compensation pursuant to the Plan by the appropriate foreign governmental entity; provided, however, that no such action may be taken that would result in a violation of the Securities Exchange Act of 1934, as amended, or any other applicable law.
11.7    Plan Termination. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that (a) no action authorized by this Section 11.7 shall suspend, terminate, or reduce the amount of any outstanding Stock Unit Account as of the date of such suspension or termination or otherwise adversely change the terms and conditions thereof without the Participant's prior written consent, and (b) any suspension or termination will be subject to the requirements of Code Section 409A. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the 2013 Plan and the Company has no further rights or obligations under the Plan or the 2013 Plan.